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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-72631 of Criticare Systems, Inc. on Form S-3 of our reports dated August 20, 1998, appearing and incorporated by reference in the Annual Report on Form 10-K of Criticare Systems, Inc. for the year ended June 30, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/  Deloitte & Touche LLP

Deloitte & Touche LLP
Milwaukee, Wisconsin
March 2, 1999